Exhibit 99.4

1UPX Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 041QBB + + A Proposals — The Board of Directors unanimously recommends a vote FOR Proposals 1 and 2. For Against Abstain 1. to adopt the Agreement and Plan of Reorganization, dated as of July 29, 2024 by and among German American Bancorp, Inc., an Indiana corporation (“GABC”), Heartland BancCorp ("HLAN"), Heartland Bank, and German American Bank pursuant to which HLAN will merge with and into GABC (the “HLAN merger proposal”) For Against Abstain 2. to approve one or more adjournments of the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the HLAN merger proposal, or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to holders of HLAN and GABC common stock (the “HLAN adjournment proposal”). q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Special Meeting Proxy Card Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 1234 5678 9012 345 MMMMMMMMM 626936 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T MMMMMMMMMMMM MMMMMMM If no electronic voting, delete QR code and control # Δ ≈ 000001MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/HLAN or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/HLAN Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 2:00am, Eastern Time, on Tuesday, November 19, 2024 Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/HLAN Notice of Special Meeting of Shareholders Proxy Solicited by Board of Directors for Special Meeting — November 19, 2024 The undersigned hereby revokes all prior proxies and hereby appoints and authorizes G. Scott McComb, Jay B. Eggspuehler, and Jennifer L. Eckert, or any of them, each with the power of substitution, as proxies to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Heartland BancCorp to be held 430 North Hamilton Rd., Whitehall, OH 43213, Tuesday, November 19, 2024, 10:30 A.M., Eastern or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed on the reverse side. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1 and 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. The undersigned shareholder hereby acknowledges receipt of the Notice of Special Meeting and the joint proxy statement/prospectus (Items to be voted appear on reverse side) Heartland BancCorp q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Change of Address — Please print new address below. Comments — Please print your comments below. C Non-Voting Items + + Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders. The material is available at: www.envisionreports.com/HLAN